UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2025

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

On January 9, 2025, Cyclacel Pharmaceuticals, Inc. (the “Company”) amended its Securities Purchase Agreement (the “Purchase Agreement”) with David E. Lazar (together with the Company, the “Parties”), by entering into an addendum to the Purchase Agreement (the “Addendum”) to correct an inadvertent error in the original Purchase Agreement. The Addendum rectified that mistake by correctly stating the intent of the parties, which was that, pursuant to section 2.3(a)(v) of the Purchase Agreement, Mr. Lazar has not been appointed as a member of the board of directors of the Company (the “Board”) and will not be appointed as Chairman of the Board. Mr. Lazar only had the right to appoint one (1) member of the Board, which was David Natan, who has been appointed chairman of the audit committee of the Board.

Except for the Addendum, all other terms of the Purchase Agreement and exhibits thereto remain unchanged and in full force and effect.

A copy of the Addendum is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Addendum to Securities Purchase Agreement, dated as of January 9, 2025, by and between the Company and David Lazar
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 9, 2025	Cyclacel Pharmaceuticals, Inc.

	By:	/s/ David Lazar
		Name:	David Lazar
		Title:	Interim Chief Executive Officer